                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:
/ /  Preliminary Proxy Statement        / /  Confidential, for use of the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


                           MAXICARE HEALTH PLANS, INC.
- - -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                              PATRICIA R. OSBERG
- - -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Investment Company Act Rule 20a-1(c).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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

                          MAXICARE HEALTH PLANS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ON JULY 28, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Maxicare Health Plans, Inc. (the "Company") will be held at the Sunset Room in the Transamerica Center Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on July 28, 1995, at 8:00 a.m. (Pacific Time) for the following purposes:

     1. To elect two directors to the Board of Directors who will serve until the Company's 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

     2. To approve the Company's 1995 Stock Option Plan; and

     3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 31, 1995 will be entitled to notice of and to vote at said meeting or any adjournments thereof. A list of such stockholders shall be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the office of Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California, 90015.

     The Board of Directors urges each stockholder to read carefully the enclosed proxy statement which is incorporated herein by reference.

                                          By Order of the Board of Directors,

                                               Alan D. Bloom
                                                 Secretary

1149 South Broadway Street
Los Angeles, California 90015
Dated: June 15, 1995

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE 1995 ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE ANY TIME PRIOR TO ITS EXERCISE EITHER IN WRITING OR BY VOTING YOUR SHARES PERSONALLY AT THE 1995 ANNUAL MEETING.

                          MAXICARE HEALTH PLANS, INC.
                           1149 SOUTH BROADWAY STREET
                         LOS ANGELES, CALIFORNIA 90015

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 28, 1995

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") and management of Maxicare Health Plans, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at the Transamerica Center Sunset Room in the Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on July 28, 1995 at 8:00 a.m. (Pacific Time) and at any adjournments thereof. A form of the proxy is enclosed for use at the meeting. Stockholders are being asked to vote upon the election of two directors to the Board, the approval of the 1995 Stock Option Plan and to transact such other business as may properly come before the meeting.

     If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the directors nominated by the Board, FOR the approval of the 1995 Stock Option Plan and as recommended by the Board with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the Board's director nominees or for the approval of the 1995 Stock Option Plan, as the case may be.

     A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the meeting.

     The mailing address of the Company is 1149 South Broadway Street, Los Angeles, California, 90015. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is June 15, 1995.

                              GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

     There were 17,319,585 shares of common stock of the Company ("Common Stock") outstanding as of May 31, 1995, the Record Date for the stockholders entitled to vote at the Annual Meeting. Each stockholder of record at the close of business on May 31, 1995 is entitled to one vote for each share of Common Stock then held on each matter to come before the meeting, or any adjournments thereof.

     A majority of the votes eligible to be cast at the Annual Meeting by holders of Common Stock, or 8,659,793 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. A plurality of the votes cast at the Annual Meeting by holders of shares of Common Stock entitled to vote, and present, in person or by proxy at the Annual Meeting is required for the election of each nominee as a director. Votes that are withheld from any nominee will be excluded from the vote and will have no effect. An affirmative vote of a majority of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the Company's 1995 Stock Option Plan. Pursuant to applicable law, abstentions will have the same effect as a negative vote on the approval of the Company's 1995 Stock Option Plan. Brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors; however, they are not entitled to vote on the adoption of the Company's

1995 Stock Option Plan. Shares which are held in street name and not voted due to lack of discretionary authority by the record holder are not deemed to be "entitled to vote" on this matter and have no effect on the vote on this matter. The Company's Certificate of Incorporation does not provide for cumulative voting.

     Of the total shares of Common Stock outstanding as of May 31, 1995, 664,567 shares of Common Stock were held in claims reserves by the Company, as disbursing agent pursuant to the Company's Joint Plan of Reorganization dated May 14, 1990, as modified, which was confirmed by the Bankruptcy Court by order dated August 31, 1990 (the "Reorganization Plan"). The Company holds such shares (the "Unallocated Shares") as disbursing agent for the benefit of creditors under the Reorganization Plan. Of the 664,567 Unallocated Shares held as of the Record Date, 572,793 were held for the benefit of creditors of the Company's operating subsidiaries (Reorganization Plan classes 5A through 5H), 50,481 were held for bank group creditors (Reorganization Plan class 7), and 41,293 shares were held for bondholder creditors (Reorganization Plan classes 8A through 8D). As of the Record Date, no shares were being held for the benefit of Maxicare Health Plans, Inc. creditors (Reorganization Plan class 9); however, certain of the shares held for the benefit of Reorganization Plan classes 7 and 8A through 8D will be reallocated to Reorganization Plan class 9 pursuant to a formula set forth in the Reorganization Plan. The Reorganization Plan provides that until such time as any share of Common Stock reserved for a holder of an allowed claim or allowed interest under the Reorganization Plan is allocated, the disbursing agent shall deliver an irrevocable proxy to vote the Unallocated Shares to the independent directors of the Board (as such term is defined by the Reorganization Plan). Currently, the independent directors are Messrs. Brinegar, Field, Lewis and Manne and Ms. Courtright (the "Independent Directors"). The Reorganization Plan provides that the Unallocated Shares shall be voted in the following manner:

          (i) 572,793 shares which were held in the claims reserves as of the Record Date for the holders of Reorganization Plan classes 5A through 5H and Reorganization Plan class 9 allowed claims, shall (a) as to proposals made by the Company, be voted in the same manner and to the same degree as all of the allocated shares of Common Stock; and (b) as to proposals made by any person or entity other than the Company, be voted in accordance with the vote of a majority of the Independent Directors; and

          (ii) 91,774 shares which were held in the claims reserves as of the Record Date for holders of Reorganization Plan class 7 and Reorganization Plan classes 8A through 8D allowed claims, shall be voted in the same manner and to the same degree as all of the allocated shares of Common Stock.

     The only business which the Board presently believes will be voted upon at the Annual Meeting is the election of two directors and the approval of the Company's 1995 Stock Option Plan. Consequently, all Unallocated Shares will be voted in the same manner and to the same degree as the allocated shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of the outstanding shares of Common Stock owned beneficially as of May 31, 1995 by each director or nominee for director as of such date, by the Company's chief executive officer ("CEO"), by the four other most highly compensated executive officers other than the CEO, by all directors and executive officers as a group, and by each person who, to the knowledge of the Company, beneficially owned more than 5% of any class of the Company's voting stock on such date.

                                                                     AMOUNT AND        PERCENTAGE
                                                                      NATURE OF            OF
       NAME AND ADDRESS OF                                           BENEFICIAL          SHARES
        BENEFICIAL OWNER                                           OWNERSHIP(1)(2)     OUTSTANDING
       -------------------                                         ---------------     -----------
Ryback Management Corporation(3).................................       941,976            5.4%
  7711 Carondelet Avenue
  St. Louis, Missouri 63105
Peter J. Ratican(4)..............................................       492,996            2.8%
  1149 South Broadway Street
  Los Angeles, California 90015

Eugene L. Froelich(4)............................................       492,778            2.8%
  1149 South Broadway Street
  Los Angeles, California 90015

Richard A. Link(5)...............................................        71,688               *
  1149 South Broadway Street
  Los Angeles, California 90015

William B. Caswell(6)............................................        33,533               *
  1149 South Broadway Street
  Los Angeles, California 90015

Claude S. Brinegar(7)(8).........................................        21,000               *
  1149 South Broadway Street
  Los Angeles, California 90015

Thomas W. Field, Jr.(8)(9).......................................        20,000               *
  1149 South Broadway Street
  Los Angeles, California 90015

Alan D. Bloom(10)................................................        12,862               *
  1149 South Broadway Street
  Los Angeles, California 90015

Alan S. Manne(8)(11).............................................        10,500               *
  1149 South Broadway Street
  Los Angeles, California 90015

Charles E. Lewis(8)(11)..........................................        10,016               *
  1149 South Broadway Street
  Los Angeles, California 90015

Florence F. Courtright(8)(9).....................................        10,000               *
  1149 South Broadway Street
  Los Angeles, California 90015

All Directors and Executive Officers as a Group (15
  persons)(12)...................................................     1,329,424            7.2%

- - ---------------
  *  -- less than one percent

 (1) Except as otherwise set forth herein, all information pertaining to the holdings of persons who beneficially own more than 5% of any class of the Company's voting stock (other than the Company or its executive officers and directors) is based on filings with the Securities and Exchange Commission and information provided by the record holders.

 (2) In setting forth "beneficial" ownership, the rules of the Securities and Exchange Commission require that shares underlying currently exercisable options, including options which become exercisable within sixty (60) days, held by a described person be treated as "beneficially" owned and further require that every person who has or shares the power to vote or to dispose of shares of stock be reported as a "beneficial" owner of all shares as to which any such sole or shared power exists. As a consequence, shares which are not yet outstanding are, if obtainable upon exercise of an option which is exercisable or will become exercisable within sixty (60) days, nevertheless treated as "beneficially" owned by the designated person, and several persons may be deemed to be the "beneficial" owners of the same securities if they share the power to vote or dispose of them.

 (3) Linder Fund, Inc. ("Linder") is a registered investment company and the shares owned by Linder are registered in nominee name. Pursuant to an investment advisory contract with Linder, Ryback Management Corporation, an investment advisor, has sole voting and investment power over the securities beneficially owned by Linder.

 (4) Includes 427,778 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Also includes 65,000 shares of restricted Common Stock which may be voted by the beneficial owner but which are subject to forfeiture until February 27, 1998. Beneficial owner has sole voting and dispositive power over all shares except the shares of restricted Common Stock. Beneficial owner has sole voting power over the restricted Common Stock but will not have investment power over the restricted Common Stock until the termination of the forfeiture period (see "Item 1. Election of Directors -- Employment Agreements").

 (5) Includes 71,667 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Beneficial owner has sole voting and investment power over these shares.

 (6) Includes 28,333 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Beneficial owner has sole voting and investment power over these shares.

 (7) Includes 20,000 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Beneficial owner has sole voting and investment power over these shares.

 (8) Does not include the 664,567 Unallocated Shares, held of record by the Company. Under certain circumstances, the Independent Directors, currently Messrs. Brinegar, Field, Lewis and Manne and Ms. Courtright, have rights to vote the Unallocated Shares. The Independent Directors disclaim beneficial ownership of these shares. For further information on the voting of these shares, see "General Information -- Outstanding Shares and Voting Rights".

 (9) All shares are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Beneficial owner has sole voting and investment power over these shares.

(10) Includes 12,500 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Beneficial owner has sole voting and investment power over these shares.

(11) Includes 10,000 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days. Beneficial owner has sole voting and investment power over these shares.

(12) Includes 1,190,555 shares which are subject to options which are currently exercisable or will become exercisable within sixty (60) days and 130,000 shares of restricted Common Stock.

     As of May 31, 1995, Cede & Co., a nominee of the Depository Trust Company, held of record 14,057,043 shares of Common Stock, or approximately 81.2% of the outstanding shares of Common Stock. None of such shares were owned beneficially by Cede & Co.

                         ITEM 1.  ELECTION OF DIRECTORS

     Under the terms of the Company's by-laws, the Board may consist of up to nine persons as established by resolution of the Board. As of the date hereof, the Board consists of seven members: Peter Ratican, Claude Brinegar, Fiorenza (Florence) Courtright, Thomas Field, Jr., Eugene Froelich, Charles Lewis and Alan Manne. Florence Courtright, who was nominated by the Nominating Committee of the Board and elected to the Board by the members of the Board in November 1993, is the only director who was not elected by a vote of the Company's stockholders at meetings for which proxies were solicited.

     The Company's Certificate of Incorporation provides that directors are classified into Class I, Class II or Class III and the initial terms of the directors are staggered for one, two and three years, respectively. The Certificate of Incorporation further provides that at the Annual Meeting following the expiration of the initial terms of the directors in each class, the class of directors elected at such meeting would stand for election for a three-year term, ending at the third Annual Meeting thereafter.

     At the Annual Meeting, the Board proposes the election of the following nominees to the Board, each to serve as a Class II director for three years until the 1998 Annual Meeting, and until his successor is elected and qualified:

CLASS II
FLORENCE F. COURTRIGHT
Director since: 1993
Age: 63

     Ms. Courtright has been a private investor during the last five years. She is a founding Limited Partner of Bainco International Investors, 1.p. and a Trustee of Loyola Marymount University. Further, Ms. Courtright is a former co-owner of the Beverly Wilshire Hotel in Beverly Hills, California.

EUGENE L. FROELICH
Director since: 1989
Age: 53

     Mr. Froelich was appointed Chief Financial Officer, Executive Vice President -- Finance and Administration in March 1989. Mr. Froelich graduated from Adelphi University and is a certified public accountant.

     If the nominees should for any reason become unavailable to serve as a director or be withdrawn from nomination, and if the Board shall designate a substitute nominee, the shares represented by valid proxies will be voted in favor of the substitute nominee. A stockholder may, in the manner set forth on the enclosed form of proxy, instruct the named proxies not to vote that stockholder's shares for a particular nominee or nominees, as indicated.

     THE BOARD RECOMMENDS VOTES FOR THE ELECTION OF MS. COURTRIGHT AND MR. FROELICH AS DIRECTORS ON THE BOARD. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE INDIVIDUALS.

     The following persons currently serve as members of the Board and each of these members will continue to serve until the Annual Meeting in the year indicated or until his successor is duly elected and qualified:

CLASS I
CHARLES E. LEWIS
Director since: 1983
Elected to serve until: 1997 Annual Meeting
Age: 66

     Dr. Lewis has been a Professor of Medicine, Public Health and Nursing at the University of California at Los Angeles since 1970. As of July 1993, he was appointed Director of the Center for Health Promotion and Disease Prevention. He is a member of the Institute of Medicine, National Academy of Sciences and is a graduate of the Harvard Medical School and of the University of Cincinnati School of Public Health where he received a Doctorate of Science degree. Dr. Lewis is a Regent of the American College of Physicians and a member of the Board of Commissioners of the Joint Commission on Accreditation of Health Care Organizations.

CLAUDE S. BRINEGAR
Director since: 1991
Elected to serve until: 1997 Annual Meeting
Age: 68

     Mr. Brinegar is currently Vice Chairman of the board of directors of Unocal Corporation and served as Executive Vice President of Administration and Planning until May 1992. In 1989, Mr. Brinegar was elected as Vice Chairman of Unocal. He is also a member of the board of directors of Consolidated Rail Corporation and a visiting scholar at Stanford University.

CLASS III
THOMAS W. FIELD, JR.
Director since: 1992
Elected to serve until: 1996 Annual Meeting
Age: 61

     Mr. Field was appointed Chairman of the Board of ABCO Markets in December 1991. ABCO Markets is in the grocery business. He has been President of Field & Associates, a management consulting firm, since October 1989. Mr. Field also holds directorships at Campbell Soup Company, Bromar Inc., ABCO Markets Foods and Stater Bros. Market.

ALAN S. MANNE
Director since: 1994
Elected to serve until: 1996 Annual Meeting
Age: 70

     Mr. Manne is currently a professor emeritus and from 1961 to 1992 was a professor of operations research at Stanford University. He is an author or co-author of seven books and received his Ph.D. in economics from Harvard University. He is co-organizer of the International Energy Workshop.

PETER J. RATICAN
Director since: 1983
Elected to serve until: 1996 Annual Meeting
Age: 51

     Mr. Ratican was appointed Chairman of the Board, Chief Executive Officer and President of the Company in August 1988. Mr. Ratican is a member of the California Knox-Keene Health Care Services Advisory Committee, which assists the California Department of Corporations in regulating prepaid health plans. He is also a certified public accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were four meetings of the Company's Board during the year ended December 31, 1994. During that year, each director attended at least 75% of the meetings of the Board and its committees that each director was entitled to attend.

     The Board has standing Audit, Compensation, Nominating and Option
Committees.

     Audit Committee. The Audit Committee meets periodically with management and the Company's independent public accountants to make inquiries regarding the manner in which the responsibilities of each are being discharged and the Audit Committee reports thereon to the Board. The Audit Committee also recommends, for the approval of the Board, the annual appointment of the Company's independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments, the accounting principles being applied by the Company in financial reporting, the scope of internal auditing procedures, and the adequacy of internal controls. The current members of the Audit Committee are Messrs. Brinegar, Field, Lewis and Manne. During 1994, the Audit Committee met eight times.

     Compensation Committee. The Compensation Committee reviews and makes recommendations with respect to the Company's various compensation programs. This committee administers the awarding of discretionary bonuses by the Company and also approves the remuneration of executive and other senior officers of the Company. The current members of the Compensation Committee are Messrs. Field, Brinegar and Ratican (ex-officio) and Ms. Courtright. The Compensation Committee met two times during 1994.

     Nominating Committee. The Nominating Committee recommends to the Board nominees for election to the Board at the annual meeting and to fill any Board vacancies that may occur. The current members of the Nominating Committee are Messrs. Lewis and Manne and Ms. Courtright. The Nominating Committee met one time during 1994. The Nominating Committee will consider nominees recommended by stockholders. Nominations of persons for election to the Board may be made at an annual meeting of stockholders by any stockholder who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (1) and
(2) below and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

          (1) For nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety
     (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth
     (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made; (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner; and (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

          (2) Notwithstanding anything in the second sentence of clause (1) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

     Option Committee. The Option Committee administers the 1990 Stock Option Plan and authorizes the granting of options thereunder. Subject to the approval thereof, the Option Committee will also administer the 1995 Stock Option Plan and will authorize the granting of options thereunder. Members of this committee must be directors who are not, during the one year prior to service as an administrator of the plan, granted or awarded options pursuant to the plan. The current members of the Option Committee are Messrs. Brinegar and Field. The Option Committee met one time during 1994.

DIRECTORS REMUNERATION

     During 1994, certain members of the Board received compensation for their services as directors. These outside directors who were not employees or officers of the Company (the "Outside Directors") included Claude S. Brinegar, Leon M. Clements, Florence F. Courtright, Thomas W. Field, Jr., Charles E. Lewis and Alan S. Manne and they received cash payments of $30,750, $6,000, $27,000, $30,750, $31,500 and $29,250, respectively, during 1994. During 1995, the
Outside Directors will receive compensation for their services in the amount of $24,000 per year, plus $750 per meeting. In addition, Outside Directors are entitled to be reimbursed for all of their reasonable out-of-pocket expenses incurred in connection with their services as directors of the Company.

     Outside Directors of the Company have received options to purchase shares of Common Stock which are immediately exercisable at an exercise price equal to the market price at the date of grant. Set forth below is a schedule of the outstanding options at December 31, 1994 held by each of the current and former Outside Directors, the date of grant and the exercise price of such options:

                                                NUMBER                             EXERCISE PRICE
          DIRECTOR                            OF OPTIONS       DATE OF GRANT         PER SHARE
          --------                            ----------     -----------------     --------------
    Claude S. Brinegar......................    10,000       July 18, 1991             $ 9.25
                                                10,000       December 20, 1993         $ 9.63
    Florence F. Courtright..................    10,000       November 5, 1993          $10.88
    Thomas W. Field.........................    10,000       April 1, 1992             $10.50
                                                10,000       December 20, 1993         $ 9.63
    Charles E. Lewis........................    10,000       May 20, 1991              $ 8.00
                                                10,000       December 20, 1993         $ 9.63
    Alan S. Manne...........................    10,000       January 28, 1994          $12.63

     These options shall expire upon the first to occur of either; (i) five (5) years from the date of grant; or (ii) thirty (30) days from the date of such termination of the Outside Director's directorship. In October 1994, Dr. Lewis exercised the 10,000 options granted to him on May 20, 1991.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter Ratican, the Company's President and Chief Executive Officer, served as an ex-officio member of the Compensation Committee of the Company for the year ended December 31, 1994. Although Mr. Ratican served as an ex-officio member of the Compensation Committee, he did not participate in any decisions regarding his own compensation as an executive officer. The Company's Board of Directors as a whole determines Mr. Ratican's total compensation package.

EXECUTIVE OFFICER COMPENSATION

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers. The disclosure requirements for these five individuals includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive officer compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting actions taken by the Company for the 1994 reporting period shown in the various compensation tables supporting this report. As noted earlier in the Proxy Statement, the Compensation Committee approves the payment amounts and award levels for executive officers of the Company and its subsidiaries.

                  THE 1994 BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

     The Compensation Committee designs, reviews and approves the compensation program for the Company's top executive employees. The Compensation Committee for the Company's 1994 fiscal year was comprised of three outside directors and Peter Ratican (ex-officio), the Company's President and Chief Executive Officer (the "CEO"). The Compensation Committee coordinates with the Option Committee stock option grants pursuant to the stockholder approved Stock Option Plan. The recommendations of the Compensation Committee regarding compensation are presented to the Board which makes all final approvals.

     The fundamental philosophy of the Company's compensation program is to offer compensation opportunities for all employees which are based on the individual's contribution and personal performance. Consideration is also given to a person's potential for future responsibility and promotion.

     In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments. Essentially, the executive compensation program of the Company has been designed to:

     - support a pay for performance policy that differentiates in compensation amounts based on corporate, business unit and individual performance;

     - motivate key executive officers to achieve strategic business initiatives and reward them for their achievement;

     - provide compensation opportunities which are comparable to those offered by other leading companies in the health care industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

     - align the interest of executives with the long-term interest of stockholders through award opportunities that can result in bonuses and ownership of common stock.

RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PROGRAM

     The compensation program supports the Company's internal culture and human resource values which are to foster career opportunities and develop the best people at all levels and to encourage and reward actions which put the interests of the Company as a whole ahead of functional specialties and individual considerations.

     During 1994, the compensation program for all executives, including the CEO and the four other most highly compensated executive officers other than the CEO (the "named executives"), is comprised of two elements:

     - Base salary and benefits typically offered to executives by major corporations.

     - Stock option grants to provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

     The Compensation Committee believes that to attract and retain quality executives emphasis should remain in 1994 on base salary rather than on performance measured compensation for the named executives, other than the CEO and Eugene L. Froelich, the Company's Executive Vice President-Finance and Administration and Chief Financial Officer (the "CFO").

     In addition to the above mentioned compensation elements, there are three elements in the Company's executive compensation program for the CEO and the
CFO:

     - Annual incentive compensation.

     - Long-term compensation.

     - Additional incentive compensation linked to maximization of shareholders' value.

                                 SALARY FACTORS

     Every employee of the Company, including the named executives, is assigned a grade level with a salary range that is designed to reflect competitive practice for the position they hold. At the end of each fiscal year, the Compensation Committee reviews and approves an annual salary plan for all executives for the upcoming year. This salary plan is developed under the ultimate direction of the CEO who informs the Compensation Committee as to the amount of proposed remuneration for the Company's executive officers (excluding the CFO). The salaries approved for 1994 reflect consideration of the CEO's, Compensation Committee's and the Board's subjective assessment of the performance of each executive over the past year, planned changes in functional responsibility and judgments as to the expected future contributions of the individual executive.

     PERFORMANCE EVALUATION. The Compensation Committee has taken particular note of the executives' success in effectively directing the Company's operations under the difficult competitive conditions in the markets served by the Company. In its review of the executives' performance and compensation, the Compensation Committee has also taken into account the executives' consistent commitment to the long-term success of the Company through development of new or improved products. The Compensation Committee also subjectively assessed past performance and its expectation as to future contributions in leading the Company and its businesses.

     COMPETITIVE DATA. Total cash compensation for executives, other than the CEO and CFO, were set to meet or exceed the seventy-fifth percentile (75%) for the specific position held, from a private health care industry survey included in a formal report provided by an independent consulting firm.

     The salary compensation for the CEO and CFO for 1994 was in accordance with the five year Employment Agreements entered into in 1992 and no changes or increases were made for 1994.

     The Compensation Committee considers the total compensation (earned or potentially available) of each of the executives in establishing each element of compensation. After completing their subjective assessment of the above salary factors, the Compensation Committee increased the salaries of three of the named executives effective January 1, 1994 as set forth in the tables below.

                                    BENEFITS

     In the past, the Company adopted certain broad-based employee benefit plans in which the executives are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these and other plans are not tied to Company performance.

                                 STOCK OPTIONS

     As noted earlier in the Proxy Statement, stock options are granted to employees and directors under the 1990 Stock Option Plan by the Option Committee which was comprised of the CEO and the CFO. These grants are made only after approval by the Compensation Committee. Stock option grants provide the right to purchase shares of Common Stock at the fair market value (the closing price) on the date of grant. Each stock option becomes exercisable in three annual installments following the date of grant and has a five year term. The number of shares covered by an individual's option represents the Option Committee's subjective assessment of the individual's relative value to the Company. During 1994 stock options were granted to two of the named executives. In determining the amount of options to grant, the Option Committee took into account the items discussed above under "Salary Factors", the desire to tie closely the financial interests of the named executives to those of the Company's stockholders and the total amount of options currently held by the named executive. The grants made in 1994, as set forth in the tables below, reflect such considerations.

                               ANNUAL INCENTIVES

     In addition to the base salary, the CEO and the CFO could earn an annual performance bonus which is based on the pre-tax earnings of the Company. For purposes of calculating the annual bonus, the goals on pre-tax earnings are set forth in the CEO's and the CFO's Employment Agreements. No bonus was paid in 1994 because the 1993 pre-tax earnings goal was not achieved. The bonuses paid pursuant to the Company's plan of reorganization are not under the jurisdiction of the Compensation Committee.

                               OTHER COMPENSATION

     Also set forth in the CEO's and the CFO's Employment Agreements is a bonus on the sale of the Company or substantially all of its assets or a merger into another company. This bonus is based on the extent to which the sale price exceeds an initial value set forth in the CEO's and the CFO's Employment Agreements.

                                   CONCLUSION

     Based on its evaluation of these factors, the Compensation Committee believes that the executive employees of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies, plans and programs the Compensation Committee and the Board designed, implemented and administered have contributed to achieving this management focus. The policies, plans and programs used in setting 1994 compensation are consistent with those used when 1993 compensation was set. There were no decisions of the Compensation Committee affecting compensation paid to the CEO or CFO in 1994.

1994 COMPENSATION COMMITTEE:

                Claude S. Brinegar

                Leon M. Clements (*)

                Florence F. Courtwright (*)

                Thomas W. Field, Jr.

                Peter J. Ratican (ex-officio)
- - ---------------

* Mr. Clements served on the Compensation Committee until January 28, 1994 when he was replaced by Ms. Courtwright.

SUMMARY COMPENSATION TABLE

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1994, 1993 and 1992, of those persons who were, at December 31, 1994; (i) the chief executive officer; and (ii) the other four most highly compensated executive officers of the Company (collectively the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                      --------------
                                              ANNUAL COMPENSATION       NUMBER OF
                                              --------------------    STOCK OPTIONS        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)   BONUS(2)       AWARDED        COMPENSATION(3)
- - -----------------------------------   -----   ---------   --------    --------------    ---------------
Peter J. Ratican                       1994    $425,000                                     $5,539
  Chairman of the Board                1993    $425,000   $ 18,513                          $7,075
  of Directors, Chief                  1992    $423,653   $148,122        150,000           $6,866
  Executive Officer and President
Eugene L. Froelich                     1994    $325,000                                     $5,539
  Executive Vice President --          1993    $325,000   $ 18,513                          $7,075
  Finance and Administration,          1992    $323,654   $148,122        150,000           $6,866
  Chief Financial Officer and
  Director
Alan D. Bloom                          1994    $203,000                     7,500           $4,697
  Senior Vice President,               1993    $200,000                     7,500           $6,000
  Secretary and General Counsel        1992    $195,000                                     $5,850
Richard A. Link                        1994    $197,500                     5,000           $4,580
  Chief Accounting Officer             1993    $195,000                     5,000           $5,850
  and Senior Vice President --         1992    $190,008                                     $5,700
  Accounting
William B. Caswell                     1994    $195,000                                     $4,200
  Vice President, General              1993    $182,000                    10,000           $4,200
  Manager -- Maxicare                  1992    $154,818                    25,000
  California(4)

- - ---------------

(1) Excludes distributions received during the year ended December 31, 1994 and 1992 paid with respect to claims for pre-petition compensation paid pursuant to the Reorganization Plan.

(2) These amounts are bonuses payable pursuant to the Reorganization Plan and were paid from funds held by the Disbursing Agent in a segregated account and were not paid out of the Company's available cash.

(3) These amounts include contributions made by the Company on behalf of the Named Officer under the Company's 401(k) Savings Incentive Plan.

(4) William B. Caswell's employment at the Company began in February 1992.

OPTION GRANTS

     Shown below is further information on grants of stock options pursuant to the 1990 Incentive Stock Option Plan during the year ended December 31, 1994, to the Named Officers which are reflected in the Summary Compensation Table.

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK
                            NUMBER OF    PERCENTAGE OF                                          PRICE
                            SECURITIES   TOTAL OPTIONS                                    APPRECIATION FOR
                            UNDERLYING    GRANTED TO     EXERCISE OR                       OPTION TERM(3)
                             OPTIONS     EMPLOYEES IN    BASE PRICE       EXPIRATION      -----------------
           NAME             GRANTED(1)    FISCAL 1994    ($/SHARE)(2)        DATE           5%        10%
- - --------------------------  ----------   -------------   -----------   ----------------   -------   -------
Alan D. Bloom.............     7,500          3.5%         $13.25      December 8, 1999   $27,455   $60,669
Richard A. Link...........     5,000          2.3%         $13.25      December 8, 1999   $18,304   $40,446

- - ---------------

(1) The options were granted as of December 8, 1994 and vest in one-third installments on the first, second and third anniversaries of the date of grant. If the grantee's employment is terminated under certain circumstances or there is a restructuring of the Company (as set forth in the option agreement) these options would become immediately exercisable.

(2) The option exercise price is subject to adjustment in the event of a stock split or dividend, recapitalization or certain other events.

(3) The actual value, if any, the Named Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the Named Officer will be at or near the value estimated. This amount is net of the option exercise price.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted in fiscal 1994 and prior years under employment agreements and the 1990 Incentive Stock Option Plan to the Named Officers and held by them at December 31, 1994. None of the Named Officers exercised any stock options during 1994.

                                                   NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS HELD AT             IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 1994             DECEMBER 31, 1994(1)
                                                ---------------------------     ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
- - ----------------------------------------------  -----------   -------------     -----------   -------------
Peter J. Ratican..............................    427,778                       $3,453,474
Eugene L. Froelich............................    427,778                       $3,453,474
Alan D. Bloom.................................     12,500         12,500        $   84,988       $41,538
Richard A. Link...............................     71,667          8,333        $  502,910       $27,690
William B. Caswell............................     20,000         15,000        $  116,233       $85,592

- - ---------------

(1) Based on the closing price on the NASDAQ-NMS on that date ($15.13), net of the option exercise price.

EMPLOYMENT AGREEMENTS

     As of January 1, 1992, the Company entered into five-year employment agreements, as amended by Amendment No. 1 thereto dated February 27, 1995, with Peter J. Ratican and Eugene L. Froelich ("Senior Management") (the "Employment Agreements"). The Employment Agreements provide for annual base compensation of $425,000 for Mr. Ratican and $325,000 for Mr. Froelich, subject to increases and bonuses, as may be determined by the Board based on annual reviews. The Employment Agreements provide that upon the termination of either member of Senior Management by the Company without Cause or reasons other than death or incapacity or the voluntary termination by either member of Senior Management for certain reasons as set forth in their Employment Agreements, the terminated member will be entitled to receive; (i) a payment equal to the balance of the terminated member's annual base salary which would have been paid over the remainder of the term of the employment agreement; (ii) an additional one year's annual base salary; (iii) payment of any performance bonus amounts which would have otherwise been payable over the remainder of the term of the Employment Agreements; (iv) immediate vesting of all stock options; (v) the continuation of the right to participate in any profit sharing, bonus, stock option, pension, life, health and accident insurance, or other employee benefits plans including a car allowance through December 31, 1996. Cause is defined as;
(i) the willful or habitual failure to perform requested duties commensurate with his employment without good cause; (ii) the willful engaging in misconduct or inaction materially injurious to the Company; or (iii) the conviction for a felony or of a crime involving moral turpitude, dishonesty or theft. In the event of a Change in Control of the Company, either member may elect to terminate the Employment Agreement in which case the electing member will be entitled to receive a payment equal to 2.99 times that member's average annualized compensation from the Company computed as set forth in the Employment Agreements for a five (5) year period ending upon the Change of Control. Change of Control is defined as; (i) any transaction or occurence which results in the Company ceasing to be publicly owned with at least 300 stockholders; (ii) any person or group becoming beneficial owner of more than forty percent (40%) of the combined voting power of the Company's outstanding securities; (iii) a change in the composition of the Board, as set forth in the Employment Agreements; (iv) the merger or consolidation of the Company with or into any other nonaffiliated entity whereby the Company's equity security holders, immediately prior to such transaction, own less than sixty percent (60%) of the equity; or (v) the sale or transfer of all or substantially all of its assets. In the event of death or incapacity, the member, or his estate, shall receive the equivalent of ninety (90) days base salary and in the case of incapacity, the continuation of health and disability benefits. The Employment Agreements also provide that in the event either member of Senior Management does not receive an offer for a new employment agreement containing terms at least as favorable as those contained in the existing Employment Agreements before the expiration of such Employment Agreements, such member will be entitled to receive a payment equal to one year's base salary under the Employment Agreement. Under the Employment Agreements, each member of Senior Management will be entitled to receive an annual performance bonus calculated using a formula, as set forth in the Employment Agreements, which is based on the Company's annual pre-tax earnings, before extraordinary items, over $10 million. In addition, upon the sale of the Company, a sale of substantially all of its assets or a merger where the Company shareholders cease to own a majority of the outstanding voting capital stock, Senior Management will be entitled to a sale bonus calculated using a formula which is based on a percentage of the excess value of the Company over an initial value as set forth in the Employment Agreements.

     In addition, Senior Management remains entitled to receive certain additional compensation out of funds set aside for distribution under the Reorganization Plan on the Effective Date or from the proceeds of assets liquidated on behalf of pre-petition creditors under the Reorganization Plan.

     On February 27, 1995 the Board approved the awarding of 65,000 shares of restricted Common Stock (the "Restricted Stock") to each of the members of Senior Management pursuant to Restricted Stock Grant Agreements. The Restricted Stock issued to each member of Senior Management is subject to complete forfeiture in the event the employment of such member of Senior Management is terminated prior to February 27, 1998. Upon maintaining employment with the Company through February 27, 1998 or in the event of a Change in Control of the Company (as defined in the Employment Agreements), the Restricted Stock becomes fully vested.

     As of January 1, 1995 the Company entered into an employment agreement, effective through December 31, 1998, with Alan D. Bloom and Richard A. Link. As of January 1, 1994, the Company entered into an employment agreement, effective through December 31, 1995, with William B. Caswell. The contracts provide a minimum base salary of $208,000, $205,000 and $195,000 for Messrs. Bloom, Link and Caswell, respectively, subject to increases and bonuses, as may be determined from time to time by the Chief Executive Officer of the Company. The contract with Mr. Caswell also provides that; (i) should he die, his estate shall receive the equivalent of thirty (30) days base salary; (ii) should the Company terminate his employment prior to the first anniversary of the contract for any reason other than death, incapacity, or Cause, he shall receive the equivalent of his annual base salary; (iii) should the Company terminate his employment on or after the first anniversary of the contract for any reason other than death, incapacity, or Cause, he shall receive the amount of the remainder of his annual base salary as would have been paid had the contract not been terminated which amount shall in no event be less than the equivalent of six (6) months base salary; and (iv) should his employment be terminated for any reason other than death, voluntary resignation, incapacity or Cause within six (6) months of a Change of Control, he shall receive the equivalent of his annual base salary. Cause is defined as; (i) the willful and continued failure to perform duties pursuant to the employment agreement without good cause; (ii) the willful engaging in misconduct or inaction materially injurious to the Company; or (iii) the conviction of a felony or of a crime involving moral turpitude. Change of Control is defined as; (i) the merger or consolidation of the Company with or into any other non-affiliated entity whereby the Company's equity security holders, immediately prior to such transaction, own less than fifty percent (50%) of the equity; or (ii) the sale or transfer of all or substantially all of its assets. The contracts with Messrs. Link and Bloom provide that should their employment be terminated under certain circumstances, they would receive up to the equivalent of four (4) months base salary.

COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH

     The following graph presents a three and three quarter years comparison of cumulative total returns for the Common Stock of the Company, the index for the NASDAQ Stock Market (U.S. Companies) and an index of peer companies (the "Managed Care Group") selected by the Board of Directors. This graph only presents three and three quarter years of information because the Company's Common Stock was issued on April 2, 1991 and was traded on the over-the-counter market beginning April 30, 1991. The Managed Care Group through December 31, 1993 consisted of six other managed care companies: Coventry Corporation, FHP International, Foundation Health Corporation, PacifiCare Health Systems, Inc., Qual-Med, Inc., TakeCare, Inc., Wellpoint Health Networks (as of February 1993). As a result of corporate mergers involving Qual-Med, Inc. and Health Net and TakeCare, Inc. and FHP International, the Managed Care Group for 1994 consists of: Coventry Corporation, FHP International, Foundation Health Corporation, PacifiCare Health Systems, Inc., Wellpoint Health Networks, Health Systems International. Total return assumes the monthly reinvestment of dividends.

            COMPARISON AS OF DECEMBER 31 OF CUMULATIVE TOTAL RETURN

                                   MAXICARE
      MEASUREMENT PERIOD         HEALTH PLANS,                   MANAGED CARE
    (FISCAL YEAR COVERED)            INC.         NASDAQ U.S.        GROUP
1990                               $100.00          $100.00         $100.00
1991                               $114.71          $123.53         $ 94.90
1992                               $150.00          $143.65         $178.50
1993                               $114.71          $163.93         $177.52
1994                               $177.94          $159.37         $114.56

                ITEM 2.  APPROVAL OF THE 1995 STOCK OPTION PLAN

     On April 28, 1995, the Board adopted the 1995 Stock Option Plan (the "1995 Plan"), contingent upon stockholder approval, a copy of which is attached as Exhibit A to this Proxy Statement.

     The Board believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain outstanding individuals and to motivate their best efforts on behalf of the Company's interests. It is the view of the Board that the grant of options under the 1995 Plan to directors, officers and employees will be an important addition to that effort.

     The Company has a 1990 Stock Option Plan (the "1990 Plan"), under which a maximum of 1,000,000 shares of Common Stock may be issued. As of May 31, 1995, 210,666 shares have been issued pursuant to the exercise of options granted under the 1990 Plan, options to purchase 744,833 shares of Common Stock are outstanding and options to purchase 44,501 shares of Common Stock may be granted in the future. The 1990 Plan expires on December 5, 2000. The Board believes the limited number of shares of Common Stock available under the 1990 Plan and the remaining term of the 1990 Plan restrict the Company in achieving the goals set forth in the preceding paragraph; and, therefore, the Board believes the 1995 Plan is necessary to achieve such goals.

TYPES OF OPTIONS AND STOCK SUBJECT TO THE 1995 PLAN

     The stock to be offered under the 1995 Plan consists of a maximum of 1,000,000 authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury. Based on the closing price on the NASDAQ-NMS on May 31, 1995 ($15.375), the current market value of the securities eligible for issuance underlying the options is $15.375 million.

     In the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or like change in the corporate or capital structure of the Company, the administrator of the 1995 Plan is authorized to make appropriate adjustment to the number and kind of shares subject to the 1995 Plan; although no adjustment shall be made in the case of a merger, consolidation or other reorganization if the Company is not the surviving corporation (see "Changes in Control").

     The number of shares issued pursuant to the exercise of stock options under the 1995 Plan will be charged against the maximum number of shares set forth above. If any stock option granted under the 1995 Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of the stock option will again be eligible for issuance upon exercise of other options.

     Two types of options may be granted under the 1995 Plan: options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended; and non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences.

ADMINISTRATION OF THE 1995 PLAN

     The 1995 Plan is administered by the Board, or in the discretion of the Board, a committee ("Option Committee") of not less than two individuals, all of whom must be members of the Board and "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. No 1995 Plan options may be granted to any Option Committee members. The 1995 Plan will be administered by the Option Committee which currently consists of Messrs. Claude Brinegar and Thomas Field, Jr.

     The Option Committee may determine and designate those directors, officers and key employees who are to be granted stock options under the 1995 Plan; the number of shares to be subject to such options and the nature and terms of the options granted. The Option Committee shall also, subject to the express provisions of the 1995 Plan, have authority to interpret and construe any provisions thereof.

     The Board may, at any time, amend or terminate the 1995 Plan, so long as such action does not impair any options previously granted thereunder and so long as stockholder approval is obtained for any amendment materially increasing the benefits to optionees, materially increasing the number of shares subject to the 1995 Plan, increasing the term of the 1995 Plan or materially modifying the requirements as to eligibility for participation in the 1995 Plan.

PURCHASE PRICE

     The Option Committee shall determine the purchase price for the shares subject to any option granted under the 1995 Plan; provided, however, the purchase price for an incentive stock option shall not be less than 100% of the fair market value of the shares of Common Stock on the date the option is granted and the purchase price for a non-qualified stock option shall not be less than the par value per share of Common Stock.

EXERCISE OF STOCK OPTIONS

     Stock options will become exercisable in one or more installments at the time or times specified by the Option Committee; provided, however, no stock option may be exercised after the first to occur of; (i) more than ten years from the date of grant; (ii) after the term of the stock option pursuant to the Stock Option agreement; or (iii) unless otherwise extended by the Option Committee, thirty (30) days after the optionee's termination of employment or directorship with the Company.

     In the event an optionee ceases to be employed by the Company for any reason other than death or permanent disability, any options granted to him or her under the 1995 Plan will terminate on the earlier of thirty (30) days after the termination date or the date on which the option expires by its terms. If an optionee dies or becomes disabled while employed by the Company, any options exercisable on the date of said death or disability may be exercised by said optionee or his or her transferees by will or by the laws of descent and distribution within one year from the date of death or disability, as the case may be. Options will not be assignable or transferable except by will or the laws of descent and distribution, and during an optionee's lifetime, may be exercised only by him or her.

     The purchase price for any shares purchased pursuant to the exercise of an option granted under the 1995 Plan must be paid in full upon exercise of the option in cash; or, at the discretion of the Option Committee, upon such terms and conditions as it may approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such option is exercised and to remit to the Company the aggregate exercise price of the option; or at the discretion of the Option Committee, upon such terms and conditions as it may approve, by transferring to the Company for redemption shares of previously acquired Common Stock at their fair market value. In addition, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance his or her purchase of shares pursuant to exercise of an option on such terms as may be approved by the Option Committee subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

     Transfer to the Company for redemption of shares of Common Stock at their fair market value as payment for the shares acquired upon exercise of the option may enable employees to use a technique known as "pyramiding", if the fair market value of the shares acquired upon exercise of an option exceeds the price at which the option may be exercised. Pyramiding of stock options, in brief, works as follows: An optionee may exercise a limited portion of his or her option for cash to acquire a few shares of stock. Because the value of the stock the optionee acquires exceeds the exercise price of the option, he or she may immediately exercise his or her option again by exchanging the shares acquired by the first exercise to acquire a greater number of shares. This process may be repeated until the optionee has fully exercised his or her option. The optionee does not keep the shares he or she exchanges upon each exercise of the option. Pyramiding may result in an optionee fully exercising his or her option at any one time by this series of stock exchanges with a nominal initial cash payment.

     The 1995 Plan permits the Company to withhold from any compensation payable to the optionee, amounts sufficient to satisfy any withholding taxes required to be withheld by federal, state or local law as a result of the grant or exercise of any option.

ELIGIBILITY

     Officers, key employees and directors of the Company and its subsidiaries who are selected by the Option Committee from time to time are eligible to participate in the 1995 Plan. No optionee shall be granted stock options to purchase more than 100,000 shares per year, and no person who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock or any subsidiary, at the time the option is granted, shall be eligible to receive incentive stock options under the 1995 Plan with an exercise price of less than 110% of the fair market value of the shares on the date of grant or for a term in excess of five (5) years.

CHANGES IN CONTROL

     In the event of a liquidation, merger, reorganization or consolidation of the Company in which the Company is not the surviving corporation or in the event the Company becomes a wholly owned subsidiary of another corporation, all outstanding options shall become exercisable for a ten day period ending on the fifth day prior to consummation of the transaction, and, unless any successor corporation makes provision for the continuation of the 1995 Plan or the options issued thereunder, the 1995 Plan or the options, as the case may be, shall terminate. In the event such transaction is not consummated, such option exercise may, at the election of the optionee, be rescinded and all of the stock options will be returned to their former status under the Plan and the Stock Option agreement.

TERM OF 1995 PLAN

     If approved by the stockholders at the 1995 Annual Meeting, the 1995 Plan will become effective on July 28, 1995 and will expire on July 27, 2005, unless sooner terminated by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Both non-qualified stock options and incentive stock options may be granted under the 1995 Plan. Under current federal income tax law, the grant of a non-qualified option under the 1995 Plan will have no federal income tax consequences to the Company or the optionee. Generally, upon exercise of a non-qualified stock option granted under the 1995 Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the "Spread") is taxable to the optionee as ordinary income. All such amounts taxable to an employee are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company in which an amount is includable in the optionee's earned income.

     The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, publicly-held companies may be limited as to income tax deductions to the extent total remuneration (including stock option exercises) for certain executive officers exceeds $1 million in any one year. OBRA could limit the deductibility of remuneration related to options granted under the 1995 Plan. However, such compensation is not subject to the deduction limit if certain limitations approved by the stockholders are applied to stock options awarded under the 1995 Plan to executive officers and stock options are granted at not less than fair market value. The 1995 Plan satisfies these limitations.

     The sale or transfer of shares of Common Stock issuable under the Plan is subject to restrictions pursuant to the Securities Act of 1933, as amended (the "Securities Act"). In connection therewith, the Company intends to have an effective Form S-8 Registration Statement on file with the Securities and Exchange Commission, covering the sale of Common Stock issuable upon the exercise of any options under the Plan, prior to the initial vesting of any stock options granted under the Plan. Subject to the foregoing, the shares received on exercise of a non-qualified stock option under the 1995 Plan will not be subject to restrictions on transfer or risks of forfeiture; and, therefore, the optionee will recognize income on the date of exercise of a non-qualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction may be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act

("Rule 16b-3") provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 1995 Plan satisfies the requirements for exemption under Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of Common Stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

     There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, the Company receives no deduction at the time of exercise.

     In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss in the year of disposition. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options (see above). However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm's-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income ("AMTI") for the year of exercise. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

     THE BOARD RECOMMENDS VOTES FOR THE APPROVAL OF THE 1995 STOCK OPTION PLAN AND THE AUTHORIZATION OF THE ISSUANCE OF UP TO 1,000,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF STOCK OPTIONS THEREUNDER. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR THE PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On August 1, 1994 the Company dismissed Price Waterhouse LLP as its independent accountants. The Company's Audit Committee participated in and approved the decision to change independent accountants.

     The reports of Price Waterhouse LLP on the consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent years and through August 1, 1994, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

     Price Waterhouse LLP furnished the Securities and Exchange Commission with a letter stating they agree with the above statements.

     The Company engaged Ernst & Young LLP as its new independent accountants as of August 5, 1994. During the two most recent fiscal years and through August 1, 1994 the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)).

     Ernst & Young LLP is familiar with the business and operations of the Company and its subsidiaries and the Company has determined to continue retaining Ernst & Young LLP as its independent certified accountants for the current year ending December 31, 1995. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to answer questions, if any, from stockholders.

                                 OTHER MATTERS

ADDITIONAL INFORMATION

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (including financial statements and financial statement schedules) as filed with the Securities and Exchange Commission are available upon written request from the office of Investor Relations, Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California, 90015.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the next Annual Meeting of Stockholders currently scheduled to be held on July 26, 1996 must be received by the Company no later than May 17, 1996, to be considered for inclusion in the proxy material to be disseminated by the Board in accordance with the provisions of Rule 14a-(8)(3)(i) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

OTHER BUSINESS OF THE MEETING

     The Board is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board, or if no such recommendation is given, in their own discretion.

COST OF SOLICITING PROXIES

     The Company will bear the cost of proxy solicitation for the election of the Board's nominees for director and approval of the 1995 Plan. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company may also elect to engage a proxy solicitation firm to assist in the soliciting of proxies. The Company does not anticipate that the costs of such proxy solicitation firm would exceed $10,000, plus its out of pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

                                         By Order of the Board of Directors,

                                               Alan D. Bloom
                                                 Secretary
Los Angeles, California
Dated: June 15, 1995

                                                                       EXHIBIT A

                          MAXICARE HEALTH PLANS, INC.
                             1995 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
  1.  Purpose..........................................................................      1
  2.  Definitions......................................................................      1
      2.1     Accrued Installment......................................................      1
      2.2     Board....................................................................      1
      2.3     Code.....................................................................      1
      2.4     Company..................................................................      1
      2.5     Common Stock.............................................................      1
      2.6     Disabled or Disability...................................................      1
      2.7     Fair Market Value........................................................      1
      2.8     Incentive Stock Option...................................................      1
      2.9     Nonqualified Stock Option................................................      1
      2.10    Optionee.................................................................      1
      2.11    Option Price.............................................................      1
      2.12    Plan.....................................................................      1
      2.13    Plan Administrator.......................................................      1
      2.14    Stock Option.............................................................      1
  3.  Stock Options Under the Plan.....................................................      2
  4.  Administration...................................................................      2
      4.1     Administration by Board..................................................      2
      4.2     Administration by Stock Option Committee.................................      2
  5.  Eligibility......................................................................      2
  6.  Shares Subject to the Plan.......................................................      2
      6.1     Available Shares.........................................................      2
      6.2     Capital Structure Adjustments............................................      3
      6.3     Substitution or Assumptions of Stock Options.............................      3
      6.4     No Obligations of Successor Corporations.................................      3
  7.  Terms and Conditions of Stock Options............................................      3
      7.1     Number of Shares Subject to Stock Option.................................      4
      7.2     Stock Option Price.......................................................      4
      7.3     Notice and Payment.......................................................      4
      7.4     Exercise of Stock Option.................................................      5
      7.5     Term of Stock Option.....................................................      5
      7.6     Limit on Incentive Stock Options.........................................      6
      7.7     No Fractional Shares.....................................................      6
      7.8     Exercisability in the Event of Death.....................................      6
      7.9     Modification, Extension, and Renewal of Stock Options....................      6
  8.  Supplemental Grants..............................................................      6
      8.1     Loans....................................................................      6
      8.2     Cash Payments............................................................      7
  9.  Termination or Amendment of the Plan.............................................      7
      9.1     Amendment to Plan........................................................      7
      9.2     Effect of Termination of Plan on Outstanding Stock Options...............      7
      9.3     Shareholder Approval for Amendment to Plan...............................      7
 10.  Indemnification..................................................................      7
 11.  Withholding......................................................................      7
      11.1    Irrevocable Election.....................................................      8

                                                                                           PAGE
                                                                                           ----
      11.2    Approval by Plan Administrator...........................................      8
      11.3    Timing of Election.......................................................      8
      11.4    Window Period............................................................      8
      11.5    Timing of Delivery.......................................................      8
      11.6    Terms in Agreement.......................................................      8
 12.  General Provisions...............................................................      8
      12.1    Stock Options Not Transferable...........................................      8
      12.2    Transfer of Common Stock.................................................      8
      12.3    Reservation of Shares of Common Stock....................................      8
      12.4    Restrictions on Issuance of Shares.......................................      9
      12.5    Notices..................................................................      9
      12.6    Representations and Warranties...........................................      9
      12.7    No Enlargement of Employee Rights........................................      9
      12.8    Restrictions on Issuance of Shares.......................................      9
      12.9    Legends on Stock Certificates............................................      9
      12.10   Remedies.................................................................     10
      12.11   Invalid Provisions.......................................................     10
      12.12   Applicable Law...........................................................     10
      12.13   Successors and Assigns...................................................     10
      12.14   Rights as a Stockholder or Employee......................................     10
 13.  Effective Date of Plan...........................................................     10
 14.  Term of Plan.....................................................................     10

                          MAXICARE HEALTH PLANS, INC.

                             1995 STOCK OPTION PLAN

     1. Purpose. The purpose of this Maxicare Health Plans, Inc. (the "Company") 1995 Stock Option Plan (the "Plan") is to further the growth and development of the Company by providing an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company and to participate in the long-term growth of the Company by receiving the opportunity to acquire shares of the Company's Common Stock and to provide for additional compensation based on appreciation in the Company's shares. The Plan provides a means to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

     2. Definitions.  The following definitions are applicable to the Plan:

          2.1 Accrued Installment. Any exercisable portion of a Stock Option granted under the Plan.

          2.2 Board.  The Board of Directors of the Company.

          2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

          2.4 Company.  Maxicare Health Plans, Inc., a Delaware corporation.

          2.5 Common Stock. The shares of the $.01 par value per share common stock of the Company.

          2.6 Disabled or Disability. An Optionee shall be deemed to be Disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than thirty
     (30) consecutive days. The determination of whether an individual is Disabled or has a Disability shall be determined under procedures established by the Plan Administrator.

          2.7 Fair Market Value. For purposes of the Plan, the Fair Market Value of any share of Common Stock of the Company at any date shall be determined based on (a) if the Common Stock is listed on an established stock exchange or exchanges or reported by NASDAQ, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price on such day on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked price per share for the Common Stock in the over-the-counter market as quoted by NASDAQ on the day prior to such date, or (c) if the Common Stock is not publicly traded at the time a Stock Option is granted under the Plan, Fair Market Value shall be deemed to be the fair value of the Common Stock as determined by the Plan Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          2.8 Incentive Stock Option. Any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.9 Nonqualified Stock Option. Any Stock Option that is not an Incentive Stock Option.

          2.10 Optionee.  The recipient of a Stock Option.

          2.11 Option Price. The exercise or purchase price for any Stock Option awarded under the Plan.

          2.12 Plan. The Maxicare Health Plans, Inc. 1995 Stock Option Plan, as amended from time to time.

          2.13 Plan Administrator. The Board or the Stock Option Committee designated pursuant to Section 4 hereof who/which is authorized to administer, construe and interpret the terms of the Plan.

          2.14 Stock Option. Any option to purchase shares of Common Stock pursuant to Section 7.

     3. Stock Options Under the Plan. Two types of Stock Options (referred to herein as "Stock Options" without distinction between such two types) may be granted under the Plan: Stock Options intended to qualify as Incentive Stock Options and Nonqualified Stock Options.

     4. Administration.

          4.1 Administration by Board. Subject to Section 4.2, the Plan Administrator shall be the Board during such periods of time as all members of the Board are "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (a "disinterested person"). Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select from time to time from among the eligible employees (as determined pursuant to Section 5 below) of the Company and its subsidiaries those employees to whom Stock Options will be granted, to determine the timing and manner of the grant of the Stock Options, to determine the Option Price, the number of shares covered by and all of the terms of the Stock Option, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

          4.2 Administration by Stock Option Committee. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator. In the event that at any time the Board includes any person who is not a disinterested person, the Board shall delegate all of its duties as Plan Administrator during such period of time, to a committee selected by the Board which shall act as the Plan Administrator pursuant to the terms hereof (the "Stock Option Committee"). The Stock Option Committee shall consist of not fewer than two (2) members of the Board, all of which shall be persons who, in the opinion of counsel to the Company, are disinterested persons, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Stock Option Committee, and add additional members to, or remove members from, the Stock Option Committee. The Stock Option Committee shall act pursuant to a majority vote or the written consent of a majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the direction of the Board, the Stock Option Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Stock Option Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     5. Eligibility. Any employee (including any officer who is an employee) or director of the Company (other than members of the Stock Option Committee while serving on such Stock Option Committee) or any of its subsidiaries shall be eligible to receive a Stock Option under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Stock Option is granted the Option Price (determined in the manner provided in Section 7.2 hereof) is at least 110% of the Fair Market Value of the shares subject to the Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. An employee may receive more than one Stock Option under the Plan.

     6. Shares Subject to the Plan.

          6.1 Available Shares. The shares available for issue upon the exercise of Stock Options granted under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock.

     The aggregate number of shares which may be issued upon the exercise of Stock Options granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 6.2 hereof. In the event that the grant of any Stock Option under the Plan for any reason expires, is terminated or surrendered without being exercised in full or is exercised or surrendered without the distribution of shares, the shares of Common Stock allocable to the unexercised portion of the Stock Option shall again be available for grant and distribution under the Plan as if no Stock Option had been granted with respect to such shares.

          6.2 Capital Structure Adjustments. Except as otherwise provided herein, appropriate and proportionate capital structure adjustments shall be made in the number and class of shares subject to the Plan, to the Stock Option rights granted under the Plan, and the Option Price of such Stock Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes it to fail to continue to qualify as an Incentive Stock Option. In the event of a liquidation, a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised Stock Option rights theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Stock Option rights under the Plan or to use substitute stock option rights in place thereof; provided, however, that, notwithstanding the foregoing, if such Stock Option rights would otherwise be canceled in accordance with the foregoing, the Stock Option recipient shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise all Stock Option rights held by such recipient without regard to any restrictions on exercisability, including but not limited to the unvested portions of such Stock Options. Notwithstanding the foregoing, in the event that any transaction causing the termination of the Stock Option granted hereunder pursuant to the terms of this Section 6.2 is not consummated; (i) any Accrued Installment that was exercised pursuant to the terms of this
     Section 6.2, may, at the election of the Optionee, be rescinded; and (ii) unexercised Accrued Installments that had become exercisable solely by reason of the provisions of Section 6.2 hereof shall again become unaccrued and unexercisable as of said termination of such transaction, subject, however, to such Stock Option continuing to be governed by the terms of the Stock Option agreement under which such Stock Option was granted including the accrual schedule for the vesting of such Stock Option set forth therein.

          6.3 Substitution or Assumptions of Stock Options. In addition to and not in lieu of those rights granted pursuant to Section 6.2 hereof, if provisions shall be made in writing in connection with such transaction for the continuance of the Plan and/or the assumption of Stock Options theretofore granted, or the substitution of such Stock Options for options covering the stock of the successor corporation, or a parent or subsidiary thereof with appropriate adjustments as to the number and kind of shares and prices, the unexercised Stock Options theretofore granted shall continue in the manner and under the terms so provided.

          6.4 No Obligations of Successor Corporations. Neither the Company nor any successor entity shall have any obligation to provide for the continuance, assumption or substitution of this Plan or the Stock Options by any successor corporation or parent or subsidiary thereof in the event of a merger, reorganization or consolidation where the Company is not the surviving entity.

     7. Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

          7.1 Number of Shares Subject to Stock Option. Each Stock Option agreement shall specify the number of shares subject to the Stock Option; however, no Optionee shall be granted Stock Options to purchase more than 100,000 shares per year.

          7.2 Stock Option Price. The Option Price for the shares subject to any Stock Option shall be such amount as is determined by the Plan Administrator. Anything to the contrary contained herein notwithstanding, the Option Price for the shares subject to any Nonqualified Stock Option may be less than Fair Market Value, but not less than par value per share and Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option Price shall not be less than 110% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted and for a term in excess of five (5) years.

          7.3 Notice and Payment. Any exercisable portion of a Stock Option may be exercised only by:

             (a) delivery of a written notice to the Company, prior to the time when such Stock Option becomes unexercisable under Section 7.4 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

             (b) payment in full of the Option Price of such Option by, as applicable; (i) cash or check for an amount equal to the aggregate Option Price for the number of shares being purchased; (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Stock Option is exercised, and to remit to the Company the aggregate Option Price of such Stock Options (a "cashless exercise"); or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the Option Price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise");

             (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by; (i) cash or check payable to the Company; (ii) cashless exercise; (iii) stock-for-stock exercise; or (iv) a combination of (i), (ii) and (iii); and

             (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Stock Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

             Notwithstanding the foregoing, the Company, subject to the provisions of Section 8.1 hereof, may extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's payment of the Option Price upon the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended. The Plan Administrator may, at any time and in its discretion, authorize a cash payment, determined in accordance with
        Section 8.2, which shall not exceed the amount required to pay in full the federal, state and local tax consequences of an exercise of any Stock Option granted under the Plan.

          7.4 Exercise of Stock Option. No Stock Option shall be exercisable during the lifetime of an Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Stock Option shall be exercisable and to accelerate the time or times of exercise; provided, however, Stock Options which are granted to Optionees who are subject to the restrictions of Section 16(b) of the Exchange Act may not be exercisable within six (6) months from the date of grant. To the extent that an Optionee has the right to exercise a Stock Option and purchase shares pursuant thereto, the Stock Option may be exercised from time to time as provided in Section 7.3 hereof. Subject to the actions, conditions and/or limitations set forth in this Plan and/or any applicable Stock Option agreement entered into hereunder, Stock Options granted under this Plan shall be exercisable in accordance with the following rules:

             (a) Subject in all cases to the provisions of Section 6 and 7.5 hereof, Stock Options shall vest and become exercisable at such times and in such installments (which may be cumulative) as the Board shall provide in the terms of each individual Stock Option agreement; provided, however, that by a resolution adopted after a Stock Option is granted the Plan Administrator may, on such terms and conditions as the Plan Administrator may determine to be appropriate, accelerate the time at which such Stock Option or installment thereof may be exercised.

             (b) Subject to the provisions of Sections 6 and 7.5 hereof, a Stock Option may be exercised when to the extent such Stock Option becomes an Accrued Installment as provided in the terms under which such Stock Option was granted and at any time thereafter during the term of such Stock Option; provided, however, that in no event shall any Stock Option be exercisable more than ten (10) years from the date on which the Plan is adopted (the "Plan Termination Date").

          7.5 Term of Stock Option. Any unexercised Accrued Installment of any Stock Option granted hereunder shall expire and become unexercisable and no Stock Option shall be exercisable after the earliest of:

             (a) ten (10) years from the date of grant; or

             (b) the expiration date of the Stock Option established by the Plan Administrator at the time of grant of any Stock Option; or

             (c) thirty (30) days following the effective date of the termination of employment or directorship (if such individual is not then an officer or employee of the Company) with the Company or any of its subsidiaries, as the case may be, of an Optionee for any reason other than death or Disability (the "Termination Date"). The Board, in its sole discretion, may extend such thirty (30) day period for a period not to exceed one (1) year following the Termination Date, but in no event beyond the applicable Plan Termination Date. Any installments under said Stock Option which have not accrued as of said Termination Date shall expire and become unexercisable as of said Termination Date. Any portion of a Stock Option that expires hereunder shall remain unexercisable and be of no effect whatsoever after such expiration notwithstanding that such Optionee may be reemployed by, or again become a director of, the Company or a subsidiary thereof, as the case may be; or

             (d) notwithstanding the foregoing provisions of this Section 7.5, in the event of the death of an Optionee while an employee, officer or director of the Company or a subsidiary thereof as the case may be, or in the event of the termination of employment or a directorship by reason of the Optionee's Disability (as defined below), any unexercised Accrued Installment of the Stock Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of; (i) the applicable Plan Termination Date; (ii) the first anniversary of the date of death of such Optionee (if applicable); or (iii) the first anniversary of the date of the termination of employment or directorship by reason of Disability (if applicable). Any such Accrued Installment of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons to whom the Optionee's rights shall pass by will or by the laws of the descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option agreement governing the exercise of Stock Options granted hereunder. Any installments under a deceased Optionee's Option that have not become exercisable as of the date of his or her death shall expire and become unexercisable as of said date of termination of employment as a result of death or disability. For purposes of this Subsection 7.5(d), an Optionee shall be deemed employed by the Company or any of its subsidiaries, as the case may be, during any period of leave of absence from active employment as authorized by the Company or any of its subsidiaries, as the case may be; or

             (e) in the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a), above, shall not be more than five years after the date the Stock Option is granted.

          7.6 Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted under this Plan are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. The determination of which Stock Options shall be treated as Nonqualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

          7.7 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of a Stock Option.

          7.8 Exercisability in the Event of Death. In the event of the death of the Optionee, any unexercised Accrued Installment, or any portion thereof, on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of Section
     7.4 hereof.

          7.9 Modification, Extension, and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Stock Options granted under the Plan, accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefore (to the extent not theretofore exercised). The Plan Administrator may modify any outstanding Stock Options so as to specify a lower Option Price. The Plan Administrator shall not, however, without the consent of the Optionee, modify any outstanding Incentive Stock Option in any manner which would cause the Stock Option not to qualify as an Incentive Stock Option. Notwithstanding the foregoing, no modification of a Stock Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Stock Option.

     8. Supplemental Grants.

          8.1 Loans. The Company may extend and maintain, or arrange for the extension and maintenance of credit to any Optionee to finance the participant's purchase of shares pursuant to the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended, either on or after the date of grant of such Stock Option. Such loans may be either in connection with the grant or exercise of any Stock Option, or in connection with the payment of any federal, state and local income taxes in respect of income recognized upon exercise of a Stock Option. The Plan Administrator shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be an amount exceeding the total Option Price paid by the borrower under a Stock Option or for related Common Stock under the Plan plus an amount equal to the cash payment permitted in Section 8.2 below.

          8.2 Cash Payments. The Plan Administrator may, at any time and in its discretion, authorize a cash payment, in respect of the grant or exercise of a Stock Option under the Plan or the lapse or waiver of restrictions under a Stock Option, which shall not exceed the amount which would be required in order to pay in full the federal, state and local income taxes due as a result of income recognized by the recipient as a consequence of;
     (i) the receipt of a Stock Option or the exercise of rights thereunder; and
     (ii) the receipt of such cash payment. The Plan Administrator shall have complete authority to decide whether to make such cash payments in any case, to make provisions for such payments either simultaneously with or after the grant of the associated Stock Option, and to determine the amount of any such payment.

     9. Termination or Amendment of the Plan. The Board may at any time terminate or amend the Plan in accordance with the following provisions:

          9.1 Amendment to Plan. Except as provided in Section 9.3 hereof, the Board may amend this Plan from time to time in such respect as the Board may deem advisable, provided, however, that no such amendment shall operate to affect adversely an Optionee's rights under this Plan with respect to any Stock Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law.

          9.2 Effect of Termination of Plan on Outstanding Stock
     Options. Except as set forth in Section 6.2 hereof, no termination of the Plan prior to the Plan Termination Date, shall, without the written consent of the Optionee, alter the terms of Stock Options already granted and such Stock Options shall remain in full force and effect as if this Plan had not been terminated.

          9.3 Shareholder Approval for Amendment to Plan. Any amendment to the Plan which would result in any of the following changes must be approved by the shareholders of the Company in the manner prescribed by Regulation 240.16b-3(b) of the Exchange Act; (i) materially increase benefits accruing to Optionee under this Plan; (ii) materially increase the number of shares which may be issued under this Plan; (iii) extend the term of the Plan; or
     (iv) materially modify the requirements as to eligibility for participation in the Plan.

     10. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Stock Option Committee, the Plan Administrator shall be indemnified by the Company against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any grant thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit, or proceeding, the member shall offer in writing to the Company the opportunity, at its own expense, to handle and defend the same.

     11. Withholding. Whenever the Company proposes or is required to issue or transfer shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Common Stock. If an Optionee surrenders shares acquired pursuant to the exercise of an Incentive Stock Option in payment of the Option Price and such surrender constitutes a disqualifying disposition for purposes of obtaining Incentive Stock Option treatment under the Code, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan, payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. An Optionee may elect with respect to any Stock Option which is paid in whole or in part in shares of Common Stock, to surrender previously acquired shares of Common Stock or authorize the Company to withhold shares (valued at Fair Market Value on the date of surrender or withholding of the shares) in satisfaction of all such withholding requirements (the "Share Surrender Withholding Election") in accordance with the following:

          11.1 Irrevocable Election. Any Share Surrender Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by the Optionee.

          11.2 Approval by Plan Administrator.  If an Optionee is subject to
     Section 16 of the Exchange Act, or any successor law, any Share Surrender Withholding Election shall be subject to the consent or disapproval of the Plan Administrator in accordance with rules established from time to time by the Plan Administrator.

          11.3 Timing of Election. Any Share Surrender Withholding Election must be made prior to the date on which the Optionee recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

          11.4 Window Period. If an Optionee is subject to Section 16 of the Exchange Act, or any successor law, such person must make any Share Surrender Withholding Election:

             (a) more than six months after the date of grant with respect to which such election is made (except whenever such election is made by a Disabled Optionee or the estate or personal representative of a deceased Optionee); and

             (b) either at least six months prior to the Tax Date or during the period of ten business days beginning on the third business day following the release for publication of the Company's summary statement of sales and earnings for a quarter or fiscal year.

          11.5 Timing of Delivery. When the Tax Date falls after the exercise of a Stock Option and the recipient makes a Share Surrender Withholding Election, the full number of shares subject to the Stock Option being exercised will be issued, but the Optionee will be unconditionally obligated to deliver to the Company on the Tax Date the number of shares having a value on the Tax Date equal to the Optionee's federal, state and local withholding tax requirements.

          11.6 Terms in Agreement. For purposes of this Section 11.6, the Plan Administrator shall have the discretion to provide (by general rule or a provision in the specific Stock Option agreement) at the election of the Optionee, "federal, state and local withholding tax requirements" that shall be deemed to be any amount designated by the Optionee which does not exceed his estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

     12. General Provisions.

          12.1 Stock Options Not Transferable. Stock Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

          12.2 Transfer of Common Stock. Common Stock issued pursuant to the exercise of a Stock Option granted under this Plan or any interest in such Common Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to the provisions of this Plan, including any representations or warranties requested under Section 13.6 hereof, and also subject to compliance with any applicable federal, state, local or other law, regulation or rule governing the sale or transfer of stock or securities.

          12.3 Reservation of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

          12.4 Restrictions on Issuance of Shares. The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof, the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its Common Stock hereunder or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of such Common Stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock as to which such authorization or confirmation shall have not been obtained.

          12.5 Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be in writing and addressed to the Company in care of its Stock Option Plan Administrator at its principal office, and any notice to be given to a director, officer or employee of the Company or any of its subsidiaries to whom a Stock Option is granted hereunder shall be in writing and addressed to him or her at the address given beneath his or her signature on his or her Stock Option agreement, or at such other address as such employee, officer or director or his or her transferee (upon the transfer of Common Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered in person or mailed by first-class mail (return receipt requested), telex, telecopy or overnight courier to the other's address. It shall be the obligation of each Optionee and each transferee holding Common Stock purchased pursuant to the exercise of a Stock Option to provide the Stock Option Plan Administrator of the Company, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

          12.6 Representations and Warranties. As a condition to the exercise of any portion of a Stock Option, the Company may require the person exercising such Stock Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including, but not limited to, a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act or any other applicable law, regulation or rule of any governmental agency.

          12.7 No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company or any of its subsidiaries and any director or employee, or to be consideration for, or a condition of, the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any of its subsidiaries to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Stock Options authorized hereunder prior to the grant of such a Stock Option to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

          12.8 Restrictions on Issuance of Shares. The issuance of Stock Options and shares of Common Stock shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

          12.9 Legends on Stock Certificates. Unless there is a currently effective appropriate registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

              "Neither the shares represented by this Certificate, nor the Option pursuant to which such shares were issued, have been registered under the Securities Act of 1933, as amended. These shares have been acquired for investment (and not with a view to distribution or resale) and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, or until the issuer has been furnished with an opinion of counsel for the registered owner of these shares, reasonably satisfactory to counsel for the issuer, that such sale, transfers or disposition is exempt from the registration or qualification provisions of the Securities Act of 1933, as amended."

          A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it. In addition, the Company reserves the right to place any legends or other restrictions on each certificate representing Common Stock which may be required by any applicable state securities or other laws.

          12.10 Remedies. Should any dispute arise concerning the sale or other disposition of a Stock Option or shares of Common Stock issued or issuable upon the exercise of a Stock Option, or any breach by the Company of the terms of the Plan or any Stock Option agreement, an Optionee's sole and exclusive remedy shall be damages.

          12.11 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

          12.12 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state and without regard to the conflict of law principals thereof.

          12.13 Successors and Assigns. This Plan shall be binding on and inure to the benefit of the Company and the officers, directors and employees of the Company and any subsidiary, to whom a Stock Option is granted hereunder, and their heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

          12.14 Rights as a Stockholder or Employee. A participant or transferee of a Stock Option shall have no right as a stockholder of the Company with respect to any shares covered by any grant under this Plan until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.2 hereof. Nothing in the Plan or in any Stock Option agreement shall confer upon any Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

     13. Effective Date of Plan. The Plan shall be adopted and become effective on the date of execution specified below subject, however, to the prior approval of the Plan by the stockholders of the Company.

     14. Term of Plan. Unless sooner terminated by the Board in its sole discretion, the Plan will expire and no Stock Options may be made hereunder on and after July 27, 2005.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and to be effective on this 28th day of July, 1995.

                                          Maxicare Health Plans, Inc.

                                          By:
                                          --------------------------------------
                                            Peter J. Ratican,
                                            Chief Executive Officer

Attest:

By:
- - -----------------------------------------
    Alan D. Bloom, Secretary

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                         OF MAXICARE HEALTH PLANS, INC.

               1995 ANNUAL MEETING OF STOCKHOLDERS JULY 28, 1995

  The undersigned, does hereby appoint Peter J. Ratican and Eugene L. Froelich, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 1995 Annual Meeting of Stockholders of Maxicare Health Plans, Inc. (including all adjournments thereof) to be held at the Sunset Room at the Transamerica Center Tower Restaurant, 1150 South Olive Street, Los Angeles, California, July 28, 1995 at 8:00 a.m., Pacific Time, on all matters that may come before the Meeting.

  The undersigned hereby instructs said proxies or their substitutes:

1. ELECTION OF DIRECTORS:  / / To VOTE FOR all nominees        / / To WITHHOLD AUTHORITY to vote for all
                               listed below.                        nominees listed below.

                        FLORENCE F. COURTRIGHT AND EUGENE L. FROELICH

   Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

- - --------------------------------------------------------------------------------

2. APPROVAL OF THE ADOPTION OF THE COMPANY'S 1995 STOCK OPTION PLAN:

  / / FOR                     / / AGAINST                     / / ABSTAIN

3. DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Meeting.

                  (Continued and to be SIGNED ON REVERSE SIDE)

  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE 1995 STOCK OPTION PLAN.
  The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated June 15, 1995, and a copy of the Company's Annual Report for the year ended December 31, 1994.

                                              Dated ______________________, 1995

                                              __________________________, (L.S.)

                                              __________________________, (L.S.)
                                              Signature(s)

                                              NOTE: Your signature should appear
                                              the same as your name appears
                                              hereon. In signing as attorney,
                                              executor, administrator, trustees
                                              or guardian, please indicate the
                                              capacity in which signing, when
                                              signing as joint tenants, all
                                              parties in the joint tenancy must
                                              sign. When a proxy is given by a
                                              corporation, it should be signed
                                              by an authorized officer and the
                                              corporate seal affixed. No
                                              additional postage is required if
                                              mailed within the United States.